MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

Article 1.  Establishment, Purpose and Duration

1.1           Establishment of the Plan.  MDU Resources Group, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document.  The Plan permits the grant of Nonqualified Stock Options (NQSO), Incentive Stock Options (ISO), Stock Appreciation Rights (SAR), Restricted Stock, Performance Units, Performance Shares and other awards.

The Plan first became effective when approved by the stockholders at the annual meeting on April 22, 1997.  The Plan, as amended, will become effective on April 25, 2006 if it is approved by the stockholders at the 2006 annual meeting.  The Plan shall remain in effect as provided in Section 1.3 herein.

1.2           Purpose of the Plan.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders and customers.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

1.3           Duration of the Plan.  The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2.  Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1           "Award" means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Restricted Stock, Performance Units, Performance Shares or any other type of award permitted under Article 10 of the Plan.

2.2           "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

2.3           "Base Value" of an SAR shall have the meaning set forth in Section 7.1 herein.

2.4           "Board" or "Board of Directors" means the Board of Directors of the Company.

2.5           A “Change in Control” shall mean:

(a)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.5; or

(b)
Individuals who, as of April 22, 1997, which is the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For avoidance of doubt, unless otherwise determined by the Board, the sale of a subsidiary, operating entity or business unit of the Company shall not constitute a Change in Control for purposes of this Agreement.

2.6           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.7           "Committee" means the Committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

2.8           "Company" means MDU Resources Group, Inc., a Delaware corporation, or any successor thereto as provided in Article 18 herein.

2.9           "Covered Employee" means any Participant who would be considered a "Covered Employee" for purposes of Section 162(m) of the Code.

2.10           "Director" means any individual who is a member of the Board of Directors of the Company.

2.11           "Disability" means "permanent and total disability" as defined under Section 22(e)(3)of the Code.

2.12           "Dividend Equivalent" means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

2.13           "Eligible Employee" means an Employee who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

2.14           "Employee" means any full-time or regularly-scheduled part-time employee of the Company or of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party.  Directors who are not otherwise employed by the Company shall not be considered Employees for purposes of the Plan.  For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

2.15           "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16           "Exercise Period" means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

2.17           "Fair Market Value" shall mean the average of the high and low sale prices as reported in the consolidated transaction reporting system or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.18           "Freestanding SAR" means an SAR that is granted independently of any Option.

2.19           "Full Value Award" means an Award pursuant to which Shares may be issued, other than an Option or an SAR.

2.20           "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

2.21           "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

2.22           "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

2.23           "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

2.24           "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

2.25           "Performance Goals" means the performance goals established by the Committee, which shall be based on one or more of the following measures:  sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, earnings before interest, operating ratios, stock price, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios and/or market performance.  Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof.  Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

2.26           "Performance Unit" means an Award granted to an Employee, as described in Article 9 herein.

2.27           "Performance Share" means an Award granted to an Employee, as described in Article 9 herein.

2.28           "Period of Restriction" means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 8 herein.

2.29           "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d)

and 14(d) thereof, including usage in the definition of a "group" in Section 13(d) thereof.

2.30           "Qualified Restricted Stock" means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

2.31           "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Article 8 herein.

2.32           "Shares" means the shares of common stock of the Company.

2.33           "Stock Appreciation Right" or "SAR" means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein.  Each SAR shall be denominated in terms of one Share.

2.34           "Subsidiary" means any corporation that is a "subsidiary corporation" of the Company as that term is defined in Section 424(f) of the Code.

2.35           "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

Article 3.  Administration

3.1           The Committee.  The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2           Authority of the Committee.  The Committee shall have full power except as limited by law, the Articles of Incorporation and the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) to amend the terms and conditions of any outstanding Award.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.  As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3           Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

3.4           Approval.  The Board or the Committee shall approve all Awards made under the Plan and all elections made by Participants, prior to their effective date, to the extent necessary to comply with Rule 16b-3 under the Exchange Act.

3.5           Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

3.6           Costs.  The Company shall pay all costs of administration of the Plan.

Article 4.  Shares Subject to the Plan

4.1           Number of Shares.  Subject to Section 4.2 herein, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 9,242,806.  Shares underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan.  Shares withheld from an Award of Restricted Stock to satisfy tax withholding obligations shall be counted as Shares issued pursuant to an Award under the Plan.  Shares that are potentially deliverable under an Award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan.  Shares that are withheld to satisfy the Option Price or tax withholding obligations related to an Option, SAR or other Award pursuant to which the Shares withheld have not yet been issued shall not be deemed to be Shares issued under the Plan.

Shares issued pursuant to the Plan may be (i) authorized but unissued Shares of Common Stock, (ii) treasury shares, or (iii) shares purchased on the open market.

4.2           Adjustments in Authorized Shares.  In the event of any equity restructuring such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan, (ii) in the individual limitations set forth in Section 4.3 and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Option Price, Base Value or other price of Shares subject to outstanding Awards, any Performance Goals relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights.  In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made to prevent dilution or enlargement of rights.  The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.2.  Adjustments made by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

4.3           Individual Limitations.  Subject to Section 4.2 herein, (i) the total number of Shares with respect to which Options or SARs may be granted in any calendar year to any Covered Employee shall not exceed 2,250,000 Shares; (ii) the total number of shares of Qualified Restricted Stock that may be granted in any calendar year to any Covered Employee shall not exceed 2,250,000 Shares; (iii) the total number of Performance Shares or Performance Units that may be granted in any calendar year to any Covered Employee shall not exceed 2,250,000 Performance Shares or Performance Units, as the case may be; (iv) the total number of Shares that are intended to qualify for deduction under Section 162(m) of the Code granted pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed 2,250,000 Shares; (v) the total cash Award that is intended to qualify for deduction under Section 162(m) of the Code that may be paid pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed $6,000,000; and (vi) the aggregate number of Dividend Equivalents that are intended to qualify for deduction under Section 162(m) of the Code that a Covered Employee may receive in any calendar year shall not exceed $6,000,000.

Article 5.  Eligibility and Participation

5.1           Eligibility.  Persons eligible to participate in the Plan include all officers and key employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

5.2           Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.  Stock Options

6.1           Grant of Options.  Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Employee at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options.  The Committee may grant ISOs, NQSOs, or a combination thereof.

6.2           Option Award Agreement.  Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Price, the term of the Option, the number of Shares to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.  The Option Award Agreement shall also specify whether the Option is intended to be an ISO or an NQSO.

The Option Price for each Share purchasable under any Incentive Stock Option granted hereunder shall be not less than one hundred percent (100%) of the Fair Market Value per Share at the date the Option is granted; and provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of stock of the Company or of any Subsidiary which possess more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Company or of any Subsidiary, the Option Price for each Share shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share at the date the Option is granted.  The Option Price will be subject to adjustment in accordance with the provisions of Section 4.2 of the Plan.

No Incentive Stock Option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, in the case of an Incentive Stock Option granted to a person who, at the time such Option is granted, owns shares of stock of the Company or of any Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Company or of any Subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

6.3           Exercise of and Payment for Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve.

A Participant may exercise an Option at any time during the Exercise Period.  Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provisions for full payment for the Shares.

The Option Price upon exercise of any Option shall be payable either: (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), (c) by share withholding, (d) by cashless exercise or (e) by a combination of (a),(b),(c), and/or (d).

As soon as practicable after receipt of a written notification of exercise of an Option, provisions for full payment therefor and satisfaction or provision for satisfaction of any tax withholding or other obligations, the Company shall (i) deliver to the Participant, in the Participant's name or the name of the Participant's designee, a Share certificate or certificates in an appropriate aggregate amount based upon the number of Shares purchased under the Option, or (ii) cause to be issued in the Participant's name or the name of the Participant's designee, in book-entry form, an appropriate number of Shares based upon the number of Shares purchased under the Option.

6.4           Termination of Employment.  Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Award Agreement entered into with Participants, need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination of employment.  If the employment of a Participant by the Company or by any Subsidiary is terminated for any reason other than death, any Incentive Stock Option granted to such Participant may not be exercised later than three (3) months (one (1) year in the case of termination due to Disability) after the date of such termination of employment.

6.5           Transferability of Options.  Except as otherwise determined by the Committee and set forth in the Option Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Incentive Stock Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 7.  Stock Appreciation Rights

7.1           Grant of SARs.  Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Employee at any time and from time to time as shall be determined by the Committee.  The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Base Value of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR.  The Base Value of Tandem SARs shall equal the Option Price of the related Option.

7.2           SAR Award Agreement.  Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR, the Exercise Period and such other provisions as the Committee shall determine.

7.3           Exercise and Payment of SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

A Participant may exercise an SAR at any time during the Exercise Period.  SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

(a)	the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Base Value multiplied by

(b)	the number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.4           Termination of Employment.  Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination of employment.

7.5           Transferability of SARs.  Except as otherwise determined by the Committee and set forth in the SAR Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.

Article 8.  Restricted Stock

8.1           Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, Restricted Stock may be granted to
Eligible Employees at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of shares of Restricted Stock granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Restricted Stock.

In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as Qualified Restricted Stock, in which event it will condition the grant or vesting, as applicable, of such Qualified Restricted Stock upon the attainment of the Performance Goals selected by the Committee.

8.2           Restricted Stock Award Agreement.  Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period or Periods of Restriction, the number of Restricted Stock Shares granted and such other provisions as the Committee shall determine.

8.3           Transferability.  Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

8.4           Certificate Legend.  Each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend substantially as follows:

"The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan and in a Restricted Stock Award Agreement.  A copy of such Plan and such Agreement may be obtained from MDU Resources Group, Inc."

The Company shall have the right to retain the certificates representing Restricted Stock in the Company's possession until such time as all restrictions applicable to such Shares have been satisfied.

8.5           Removal of Restrictions.  Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto.  Once Restricted Stock is released from the restrictions, the Participant shall be entitled to have the legend referred to in Section 8.4 removed from his or her stock certificate.

8.6           Voting Rights.  During the Period of Restriction, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.

8.7           Dividends and Other Distributions.  Subject to the Committee's right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held.  All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant within forty-five (45) days following the full vesting of the Restricted Stock with respect to which such distributions were made.

8.8           Termination of Employment.  Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock following termination of the Participant's employment with the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Restricted Stock Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock or among Participants and may reflect distinctions based on the reasons for termination of employment.

Article 9.  Performance Units and Performance Shares

9.1           Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Employee at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

9.2           Performance Unit/Performance Share Award Agreement. Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.

9.3           Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  The value of a Performance Share shall be equal to the Fair Market Value of a Share.  The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants.  The time period during which the Performance Goals must be met shall be called a "Performance Period."

9.4           Earning of Performance Units/Performance Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

9.5           Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period.  The Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period.  Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

9.6           Termination of Employment.  Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant's employment with the Company and its Subsidiaries during a Performance Period.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination of employment.

9.7           Transferability.  Except as otherwise determined by the Committee and set forth in the Performance Unit/Performance Share Award Agreement, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a Participant's rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative.

Article 10.  Other Awards

The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash, the payment of cash based on attainment of Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.  Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11.  Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

Article 12.  Deferrals

The Committee may permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan.  If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13.  Rights of Employees

13.1           Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, for any reason or no reason in the Company's sole discretion, nor confer upon any Participant any right to continue in the employ of the Company.

13.2           Participation.  No Employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

Article 14.  Change in Control

The terms of this Article 14 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.

Upon a Change in Control

(a)	Any and all Options and SARs granted hereunder shall become immediately exercisable;

(b)
Any restriction periods and restrictions imposed on Restricted Stock, Qualified Restricted Stock or Awards granted pursuant to Article 10 (if not performance-based) shall be deemed to have expired and such Restricted Stock, Qualified Restricted Stock or Awards shall become immediately vested in full; and

(c)
The target payout opportunity attainable under all outstanding Awards of Performance Units, Performance Shares and Awards granted pursuant to Article 10 (if performance-based) shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and shall be paid out promptly in Shares or cash pursuant to the terms of the Award Agreement, or in the absence of such designation, as the Committee shall determine.

Article 15.  Amendment, Modification and Termination

15.1           Amendment, Modification and Termination.  The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part, provided that no amendment shall be made which shall increase the total number of Shares that may be issued under the Plan, materially modify the requirements for participation in the Plan, or materially increase the benefits accruing to Participants under the Plan, in each case unless such amendment is approved by the stockholders.  The Board of Directors of the Company is also authorized to amend the Plan and the Options granted hereunder to maintain qualification as "incentive stock options" within the meaning of Section 422 of the Code, if applicable.

15.2           Awards Previously Granted.  No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 16.  Withholding

16.1           Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

16.2           Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction.  All elections shall be irrevocable, made in writing and signed by the Participant.

Article 17.  Minimum Vesting

Notwithstanding any other provision of the Plan to the contrary, (a) the minimum vesting period for Full Value Awards with no performance-based vesting characteristics must be at least three years (vesting may occur ratably each month, quarter or anniversary of the grant date over such vesting period); (b) the minimum vesting period for Full Value Awards with performance-based vesting characteristics must be at least one year; and (c) the Committee shall not have discretion to accelerate vesting of Full Value Awards except in the event of a Change in Control or similar transaction, or the death, disability, or termination of employment of a Participant; provided, however, that the Committee may grant a "de minimis" number of Full Value Awards that do not comply with the foregoing minimum vesting standards.  For this purpose "de minimis" means 331,279 Shares available for issuance as Full Value Awards under the Plan, subject to adjustment under Section 4.2 herein.

Article 18.  Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19.  Legal Construction

19.1           Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

19.2           Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3           Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4           Governing Law.  To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware.

Article 20.  Accounting Restatements

This Article 20 shall apply to Awards granted to all Participants in the Plan.  Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if the Company's audited financial statements are restated, the Committee may, in accordance with the Company's Guidelines for Repayment of Incentives Due to Accounting Restatements, take such actions as it deems appropriate (in its sole discretion) with respect to

(a)           Awards then outstanding (including Awards that have vested or otherwise been earned but with respect to which payment of cash or distribution of Shares, as the case may be, has not been made or deferred and also including unvested or unpaid Dividend Equivalents attributable to such outstanding Awards) ("Outstanding Awards") and

(b)           vested, earned and/or exercised Awards and any cash or Shares received with respect to Awards (including, without limitation, dividends and Dividend Equivalents), in each case to the extent payment of cash or distribution of Shares, as the case may be, was received or deferred within the 3 year period preceding the restatement ("Prior Awards"), provided such Prior Awards were not vested, earned, exercised or paid prior to the date the Plan was amended to add this Article 20, if the terms of any such Outstanding Awards or Prior Awards or the benefits received by a Participant with respect to any such

Outstanding Awards or Prior Awards (including, without limitation, dividends or Dividend Equivalents credited or distributed to a Participant and/or consideration received upon the sale of Shares that were acquired pursuant to the vesting, settlement or exercise of a Prior Award) are, or would have been, directly impacted by the restatement, including, without limitation, (i) securing (or causing to be secured) repayment of all or a portion of any amounts paid, distributed or deferred (including, without limitation, dividends or Dividend Equivalents and/or consideration received upon the sale of Shares that were acquired pursuant to the vesting, settlement or exercise of a Prior Award), (ii) granting additional Awards or making (or causing to be made) additional payments or distributions (or crediting additional deferrals) with respect to Prior Awards, (iii) rescinding vesting (including accelerated vesting) of Outstanding Awards and/or (iv) causing the forfeiture of Outstanding Awards.  The Committee may, in its sole discretion, take different actions pursuant to this Article 20 with respect to different Awards, different Participants (or beneficiaries) and/or different classes of Awards or Participants (or beneficiaries).  The Committee has no obligation to take any action permitted by this Article 20.  The Committee may consider any factors it chooses in taking (or determining whether to take) any action permitted by this Article 20, including, without limitation, the following:

(A)           The reason for the restatement of the financial statements;

(B)           The amount of time between the initial publication and subsequent restatement of the financial statements; and

(C)           The Participant's current employment status, and the viability of successfully obtaining repayment.

If the Committee requires repayment of all or part of a Prior Award, the amount of repayment shall be determined by the Committee based on the circumstances giving rise to the restatement.  The Committee shall determine whether repayment shall be effected (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be provided to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company's otherwise applicable compensation practices, or (iv) by any combination of the foregoing.  Additionally, by accepting an Award under the Plan, Participants acknowledge and agree that the Committee may take any actions permitted by this Article 20 with respect to Outstanding Awards to the extent repayment is to be made pursuant to another plan, program or arrangement maintained by the Company or any of its affiliates.

Article 21.  Code Section 409A Compliance

To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A").  Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.